UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                September 8, 2005


                              L Q CORPORATION, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

       000-25977                                         77-0421089
(COMMISSION FILE NUMBER)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)

                               888 Seventh Avenue
                            New York, New York 10019
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (212) 974-5730
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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         Item 8.01.   Other Events.
                      ------------

         On September 8, 2005, L Q Corporation, Inc. (the "Company") entered into a non-binding letter of intent with Checkpoint Systems, Inc. ("Checkpoint") dated September 7, 2005 to acquire the assets of Checkpoint's Access Control Group. The Access Control Group designs, manufactures and distributes scalable electronic access control systems and related application software used in a variety of security applications. The contemplated cash consideration for the transaction is approximately $2.5 million, subject to post-closing adjustments.

         The transaction is subject to the execution of a definitive purchase agreement between the parties, approval of the transaction by the Board of Directors of the Company, receipt of all requisite governmental authorizations and the satisfaction of other terms and conditions.

         On June 15, 2005, the Company entered into a non-binding letter of intent with Southern Imaging, Inc. ("Southern Imaging") dated June 13, 2005 (the "Letter of Intent") to acquire all of the assets of Southern Imaging and its subsidiaries. Subsequently, as previously reported in the Company's Form 10-Q filed with the Securities and Exchange Commission on August 15, 2005, representatives of Southern Imaging informed the Company that Southern Imaging desired to change certain of the terms of the transaction that were outlined in the Letter of Intent. Since that time, the Company and Southern Imaging have not agreed on new terms for the transaction and the parties have discontinued discussions.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           L Q CORPORATION, INC.



Dated:  September 9, 2005                   By: /s/ William J. Fox
                                                ------------------------------
                                                William J. Fox
                                                President and Chief Executive
                                                Officer